    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2021 relating to the financial statements of RigNet, Inc., appearing in the Annual Report on Form 10-K of RigNet, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Houston, Texas

March 26, 2021